As filed with the Securities and Exchange Commission on July 21, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BLYTH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-2984916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One East Weaver Street

Greenwich, Connecticut 06831

(Address of Principal Executive Offices) (Zip Code)

BLYTH, INC. 2003 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Robert B. Goergen

Chairman and Chief Executive Officer

BLYTH, INC.

One East Weaver Street

Greenwich, Connecticut 06831

(Name and address of agent for service)

(203) 661-1926

(Telephone number, including area code, of agent for service)

Copies to:

Bruce D. Kreiger, Esq.	Harold B. Finn III, Esq.
Blyth, Inc.	Finn Dixon & Herling LLP
One East Weaver Street	One Landmark Square
Greenwich, Connecticut 06831	Stamford, Connecticut 06901

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.02 par value	1,643,551 shares	$35.03	$57,573,592	$7,294.57
	1,729,975 shares	$26.49	$45,827,038	$5,806.29
Total	3,373,526 shares (3)		$103,400,630	$13,100.86(4)

(1)	In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares as may be required to be issued to cover possible adjustments under the plan, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, restructurings, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations or other similar transactions effected without the receipt of consideration and which result in an increase in the number of outstanding shares of common stock of the registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon (A) the average of the high and low prices per share of the registrant’s common stock, as reported on the New York Stock Exchange on July 19, 2004 ($35.03) for 1,643,551 shares awarded or available for issuance pursuant to future share and/or stock option awards, and (B) the weighted average exercise price per share ($26.49) for 1,729,975 shares subject to outstanding options previously granted.

(3)	Represents the registration of shares of common stock under the Blyth, Inc. 2003 Long-Term Incentive Plan. The registrant has previously registered shares of common stock under registration statements on Form S-8 (Registration Nos. 33-91954, 333-50011, 333-92557 and 333-91144), in connection with the registrant’s Amended and Restated 1994 Employee Stock Option Plan and Amended and Restated 1994 Stock Option Plan for Non-Employee Directors, for which registration fees were previously paid. Pursuant to Rule 429 of the Securities Act, the prospectus contained herein also relates to 4,476,474 of the shares of common stock previously registered under such registration statements on Form S-8. See the Rule 429 note below.

(4)	The total filing fee for common stock registered herein of $13,100.86 is offset pursuant to Rule 457(p) of the Securities Act by filing fees previously paid with respect to unsold shares registered pursuant to a registration statement on Form S-8 filed by the registrant on June 25, 2002 (Registration No. 333-91144). The fee associated with such unsold shares was $3,093.30. Accordingly, the adjusted registration fee for this Registration Statement on Form S-8 (after offsetting the fees paid for the unsold shares under Registration Statement No. 333-91144) is $10,007.56.

As permitted by Rule 429 under the Securities Act, the prospectus filed together with this Registration Statement on Form S-8 is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s Registration Statements Nos. 33-91954, 333-50011, 333-92557 and 333-91144, each on Form S-8.

EXPLANATORY NOTE

Registration Statements Nos. 33-91954, 333-50011, 333-92557 and 333-91144, each on Form S-8, were filed previously by the registrant to register shares of common stock issued or issuable under its Amended and Restated 1994 Employee Stock Option Plan and its Amended and Restated 1994 Stock Option Plan for Non-Employee Directors. This Registration Statement is being filed to: (a) register the shares of common stock issued or issuable under the Blyth, Inc. 2003 Long-Term Incentive Plan and (b) file a prospectus, as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act, to be used for reoffers and resales by certain persons who may be considered affiliates of Blyth, Inc. as defined by Rule 405 under the Securities Act, in order to permit such persons to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the Blyth, Inc. 2003 Long-Term Incentive Plan, the Amended and Restated 1994 Employee Stock Option Plan and the Amended and Restated 1994 Stock Option Plan for Non-Employee Directors.

REOFFER PROSPECTUS

Up to 7,850,000 Shares

BLYTH, INC.

Common Stock

This prospectus relates to the resale of up to 7,850,000 shares of our common stock, $0.02 par value, which have been or will be received as grants under, or as a result of the exercise of stock options granted under, the Blyth, Inc. 2003 Long-Term Incentive Plan, the Amended and Restated 1994 Employee Stock Option Plan and the Amended and Restated 1994 Stock Option Plan for Non-Employee Directors, and which may be offered for resale from time to time by, certain employees and directors of Blyth, Inc. and its subsidiaries named in Annex I to this prospectus under “Selling Stockholders.”

We will not receive any of the proceeds from the sale of the common stock in this offering. We will pay all of the expenses associated with the registration of the common stock in this offering. The selling stockholders will pay the other costs, if any, associated with any sale of common stock in this offering. The selling stockholders and any broker executing selling orders on behalf of the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the New York Stock Exchange under the symbol “BTH.” On July 19, 2004, the last reported sale price of our common stock was $35.07 per share.

Our principal executive offices are located at One East Weaver Street, Greenwich, Connecticut, 06831-5118 and our telephone number at such address is (203) 661-1926.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2004.

We have not authorized anyone to give any information or to make any representations concerning the offering of the common stock except that which is in the prospectus, or which is referred to under the heading “Where You Can Find More Information” in the prospectus. If anyone gives or makes any other information or representation, you should not rely on it. The prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus. The prospectus is not an offer to sell or a solicitation of any offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of the prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of the prospectus. You should also be aware that information in the prospectus may change after this date.

In this prospectus, the terms “Blyth,” “our company,” “we,” “us,” and “our” refer to Blyth, Inc. and include all of our consolidated subsidiaries unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (which is referred to herein as the “SEC”). You may read and copy any of these documents at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s Internet website at http://www.sec.gov. The SEC allows us to incorporate by reference the information that is in the documents we file with them, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the common stock is sold:

•	Our Annual Report on Form 10-K for the year ended January 31, 2004, including portions of our Proxy Statement dated May 24, 2004 relating to our 2004 Annual Meeting of Stockholders, which are incorporated therein by reference.

•	Our Current Report on Form 8-K/A filed April 30, 2004 amending and restating our earlier Current Report on Form 8-K regarding a change in our Certifying Accountant.

•	Our Current Report on Form 8-K filed May 3, 2004 regarding advice rendered by our then independent accountants.

•	Our Current Report on Form 8-K/A filed May 6, 2004 amending and restating our earlier Current Report on Form 8-K regarding a temporary suspension of trading under our employee benefit plans.

•	Our Proxy Statement dated May 24, 2004 as amended by the Amendment to Notice of Annual Meeting of Stockholders and Amendment to Proxy Statement dated June 7, 2004.

•	Our Current Report on Form 8-K filed June 7, 2004 to file a press release reporting a new record date for our annual meeting.

•	Our Amendment to Notice of Annual Meeting and Amendment to Proxy Statement dated June 7, 2004.

•	Our Current Report on Form 8-K filed June 8, 2004 to file a press release announcing the commencement of a Dutch auction self-tender offer.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2004.

•	Our Current Report on Form 8-K filed July 12, 2004 to file a press release announcing the preliminary results of our Dutch auction self-tender offer.

•	Our Current Report On Form 8-K filed July 16, 2004 to file a press release announcing the final results of our Dutch auction self-tender offer.

•	Our Current Report on Form 8-K filed July 16, 2004 regarding a temporary suspension of trading under our employee benefit plans.

•	The description of our common stock contained in the registration statement on Form 8-A filed by us on April 19, 1994.

You may receive a copy of any of these filings, at no cost, by writing or calling Blyth, Inc., Investor Relations, One East Weaver Street, Greenwich, Connecticut, 06831-5118, telephone number (203) 661-1926.

We have filed with the SEC registration statements to register the offer and sale of the common stock under the Securities Act. This prospectus is part of those registration statements, but omits certain information contained in the registration statements as permitted by SEC rules. You may obtain copies of the registration statements, including exhibits, as noted above.

FORWARD-LOOKING STATEMENTS

Certain statements under the heading “Summary Information About Blyth” in this prospectus, as well as certain information incorporated by reference as described under the heading “Where You Can Find More Information,” constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements give our current expectations or forecasts of future events. You can usually identify these statements by the fact that they do not relate strictly to historical or current facts. They often use words such as “anticipate”, “estimate”, “project”, “intend”, “plan”, “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and future financial results.

Any or all of our forward-looking statements in this Prospectus and information incorporated by reference may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this discussion — for example, product competition and the competitive environment — will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

The following are some of the factors that we think could cause our actual results to differ materially from expected and historical results:

•	Our ability to maintain our present growth rate,

•	Our ability to respond to increased product demand,

•	Risks associated with international sales and foreign sourcing of products,

•	Our dependence on key management personnel,

•	Competition,

•	Our dependence on the availability of raw materials,

•	Risks associated with terrorist attacks or other hostilities and the international political climate,

•	Risks related to our information technology systems, and

•	Other factors discussed in our filings with the SEC.

Factors other than those listed here could also adversely affect us.

SUMMARY INFORMATION ABOUT BLYTH

Blyth, Inc. is a home expressions company headquartered in Greenwich, Connecticut, USA. We design, market and distribute an extensive line of home fragrance products, decorative accessories, seasonal decorations and personalized gifts, including scented candles, potpourri, candle-related accessories, home décor, household convenience items and photo display and archiving products. We manufacture most of our candles, as well as tabletop lighting and chafing fuel for hotels, restaurants and caterers. All of our candle-related accessories and non-candle products are sourced. Our products are sold through multiple channels of distribution under different brand names, including PartyLite®, Colonial Candle of Cape Cod®, Colonial at Home®, Kate’s™, Florasense®, Seasons of Cannon Falls™, CBK®, Holiday 365™, Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Directions… the path to better health®, HandyFuel® and Sterno® in North America and the PartyLite®, Colonial®, Gies®, Ambria®, Carolina®, Liljeholmens and Kaemingk® brands in Europe. A more detailed description of our business is contained in our Annual Report on Form 10-K for the year ended January 31, 2004, which we have incorporated by reference in this prospectus.

SELLING STOCKHOLDERS

The table attached as Annex I to this prospectus sets forth, as of the date of this prospectus or a subsequent date if amended or supplemented: (1) the name of each selling stockholder and his or her relationship to Blyth during the past three years; (2) the number of shares of common stock that each selling stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although some options actually vest over a period of time); (3) the number of securities offered pursuant to this prospectus by each selling stockholder (assuming that all options are fully exercisable); and (4) the amount and percentage of the common stock outstanding to be held by such selling stockholder after completion of the sale of the common stock offered pursuant to this prospectus. The information contained in Annex I may be amended or supplemented from time to time.

USE OF PROCEEDS

Blyth will not receive any of the proceeds from the sale of the common stock offered hereby.

PLAN OF DISTRIBUTION

The shares of common stock may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may from time to time enter into short sales and use the shares of common stock offered pursuant to this prospectus to cover such short positions. The selling stockholders and any persons who participate in the distribution of the shares of commons stock offered pursuant to this prospectus may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any discounts, commissions or concessions provided pursuant to the sale of shares of common stock offered pursuant to this prospectus by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be resold pursuant to Rule 144 rather than pursuant to this prospectus. There is no assurance that any of the selling stockholders will offer for sale or sell any or all of the shares of common stock covered by this prospectus.

LEGAL COUNSEL

Finn Dixon & Herling LLP, Stamford, Connecticut, as our counsel, has issued an opinion as to the legality of the shares covered by this prospectus. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of the shares covered by this prospectus, beneficially own an aggregate of 10,825 shares of Blyth common stock.

EXPERTS

The audited consolidated financial statements and schedule of Blyth and its subsidiaries, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Limitation of Directors’ Liability

The Delaware General Corporation Law (“DGCL”) provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (1) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (4) for any transactions from which the director derived an improper personal benefit, or (5) for any act or omission prior to the adoption of such provision in the certificate of incorporation. Blyth’s Restated Certificate of Incorporation contains a provision eliminating the personal liability for money damages of our directors to the full extent permitted under the DGCL.

Indemnification and Insurance

The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. Our Restated Certificate of Incorporation and Restated By-Laws provide that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by us to the extent permitted by the DGCL against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. We maintain a standard form of officers’ and directors’ liability insurance policy which provides coverage to the officers and directors of our company for certain liabilities.

Agreements

We have entered into indemnity agreements with directors which obligate us to indemnify them to the fullest extent permitted by the DGCL.

ANNEX I

SELLING STOCKHOLDERS

Set forth below is: (1) the name of each selling stockholder and his or her relationship to us during the past three years; (2) the number of shares of common stock that each selling stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although some options actually vest over a period of time); (3) the number of shares of common stock offered pursuant to this prospectus by each selling stockholder (assuming that all options are fully exercisable); and (4) the amount and percentage of the common stock outstanding to be held by such selling stockholder after completion of the sale of shares of common stock offered pursuant to this prospectus. Notwithstanding their inclusion in this Annex I, all of the selling stockholders expressly disclaim that they are affiliates of Blyth. The selling stockholders are listed in this Annex I, whether or not they have a present intent to resell.

Name of Beneficial Owner	Relationships to Blyth	No. of Shares Beneficially Owned	No. of Shares Offered Hereby	No. of Shares Owned After Offering	Percentage Ownership After the Offering
Roger A. Anderson (1)	Director	84,864	20,500	64,364	*
John W. Burkhart (2)	Director	610,804	19,000	591,804	1.45%
Pamela M. Goergen (3)	Director	11,746,034	22,000	11,724,034	28.69%
Neal I. Goldman	Director	100,500	19,000	81,500	*
Carol J. Hochman	Director	19,000	16,500	2,500	*
Wilma H. Jordan (4)	Director	11,000	10,000	1,000	*
John E. Preschlack (5)	Director	175,070	20,500	154,570	*
Howard E. Rose	Director; (previously Vice Chairman)	99,112	11,500	87,612	*
Robert H. Barghaus (6)	Vice President and Chief Financial Officer; (previously Vice President of Financial Planning)	57,403	45,000	12,403	*

Bruce G. Crain (7)	Senior Vice President; President of Wholesale Group and Global Services Group (previously President and Vice President of Global Services Group)	182,062	175,000	7,062	*
Frank P. Mineo (8)	Senior Vice President; President of Direct Selling Group and PartyLite Worldwide, Inc.; (previously Executive Vice President of PartyLite Gifts, Inc.)	144,978	119,500	25,478	*
Robert B. Goergen, Jr. (9)	Vice President; President, Catalog & Internet Group and Corporate Development Group (previously Vice President of Acquisitions & Business Development)	1,204,205	13,500	1,190,705	2.91%

*	Represents less than 1%.

(1)	All share amounts (other than “No. of shares offered hereby”) include 61,364 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(2)	All share amounts (other than “No. of shares offered hereby”) include 120,012 shares held of record by Breezy Hill Enterprises, Inc. Retirement Plan, of which Mr. Burkhart is trustee, 69,288 shares held by Breezy Hill Enterprises, Inc., of which Mr. Burkhart is chairman and 276,564 shares held by Mr. Burkhart’s spouse. Mr. Burkhart disclaims beneficial ownership of the shares held by his spouse.

(3)	All share amounts (other than “No. of shares offered hereby”) include 10,509,854 shares held by Robert B. Goergen, Mrs. Goergen’s spouse. Mrs. Goergen disclaims beneficial ownership of the shares held by her spouse, Robert B. Goergen.

(4)	All share amounts (other than “No. of shares offered hereby”) include 1,000 shares held by Ms. Jordan’s spouse. Ms. Jordan disclaims beneficial ownership of the shares held by her spouse.

(5)	All share amounts (other than “No. of shares offered hereby”) include 17,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P.

(6)	All share amounts (other than “No. of shares offered hereby”) include 503 shares held jointly by Mr. Barghaus and his wife.

(7)	All share amounts (other than “No. of shares offered hereby”) include 1,000 shares held by a trust for the benefit of Anita G. Crain, of which Mr. Crain is a trustee. Mr. Crain disclaims beneficial ownership of the shares held by the trust.

(8)	All share amounts (other than “No. of shares offered hereby”) include 10,458 shares held jointly by Mr. Mineo and his wife.

(9)	All share amounts (other than “No. of shares offered hereby”) include 1,123,500 shares held by Ropart Investments, LLC, 50,000 shares held by Ropart Asset Management Fund, LLC, 2,000 shares held by Mr. Goergen’s spouse and 2,200 shares held in trust for Mr. Goergen’s children.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Blyth, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2004, including portions of the Registrant’s Proxy Statement dated May 24, 2004 relating to the Registrant’s 2004 Annual Meeting of Stockholders, which are incorporated therein by reference.

(b) The Registrant’s current Report on Form 8-K/A filed April 30, 2004 amending and restating the Registrant’s earlier Current Report on Form 8-K regarding a change in the Registrant’s Certifying Accountant.

(c) The Registrant’s current Report on Form 8-K filed May 3, 2004 regarding advice rendered by the Registrant’s then independent accountants.

(d) The Registrant’s current Report on Form 8-K/A filed May 6, 2004 amending and restating the Registrant’s earlier Current Report on Form 8-K regarding a temporary suspension of trading under the Registrant’s employee benefit plans.

(e) The Registrant’s Proxy Statement dated May 24, 2004 as amended by the Amendment to Notice of Annual Meeting of Stockholders and Amendment to Proxy Statement dated June 7, 2004.

(f) The Registrant’s Current Report on Form 8-K filed June 7, 2004 to file a press release reporting a new record date for the Registrant’s annual meeting.

(g) The Registrant’s Amendment to Notice of Annual Meeting and Amendment to Proxy Statement dated June 7, 2004.

(h) The Registrant’s Current Report on Form 8-K filed June 8, 2004 to file a press release announcing the commencement of a Dutch auction self-tender offer.

(i) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2004.

(j) The Registrant’s Current Report on Form 8-K filed July 12, 2004 to file a press release announcing the preliminary results of the Registrant’s Dutch auction self-tender offer.

(k) The Registrant’s Current Report on Form 8-K filed July 16, 2004 to file a press release announcing the final results of the Registrant’s Dutch auction self-tender.

(l) The Registrant’s Current Report on Form 8-K filed July 16, 2004 regarding a temporary suspension of trading under the Registrant’s employee benefit plans.

(m) The description of the Common Stock of the Registrant which is contained in the registration statement on Form 8-A filed by the Registrant on April 19, 1994.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Legal matters with respect to the common stock registered by this Registration Statement have been passed upon for us by Finn Dixon & Herling LLP, Stamford, Connecticut. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to this Registration Statement, beneficially own an aggregate of 10,825 shares of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.

Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the “DGCL”), Article VI of the Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-77458)) eliminates the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant’s Restated By-Laws (the “By-Laws”) (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 33-77458)) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 33-77458)).

3.2	Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 No. 33-77458)).

4.1	Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed April 17, 2003).

4.2	Amendment No. 1 to Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2004).

4.3	Form of Stock Option Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(E) to the Registrant’s Schedule TO-I filed June 7, 2004).

4.4	Form of Restricted Stock Unit Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(C) to the Registrant’s Schedule TO-I filed June 7, 2004).

4.5	Form of Restricted Stock Award Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(D) to the Registrant’s Schedule TO-I filed June 7, 2004.

5.1*	Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature pages).

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on July 21, 2004.

BLYTH, INC.

By:	/s/ Robert B. Goergen
Robert B. Goergen,
Chairman of the Board and Chief Executive Officer

S-1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Robert H. Barghaus and Bruce D. Kreiger, jointly and severally, his or her attorneys-in-fact, each with the power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Goergen Robert B. Goergen	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	July 21, 2004

/s/ Robert H. Barghaus Robert H. Barghaus	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2004

/s/ Roger A. Anderson Roger A. Anderson	Director	July 21, 2004

/s/ John W. Burkhart John W. Burkhart	Director	July 21, 2004

/s/ Pamela M. Goergen Pamela M. Goergen	Director	July 21, 2004

/s/ Neal I. Goldman Neal I. Goldman	Director	July 21, 2004

/s/ Philip Greer Philip Greer	Director	July 21, 2004

/s/ Carol J. Hochman Carol J. Hochman	Director	July 21, 2004

/s/ Wilma H. Jordan Wilma H. Jordan	Director	July 21, 2004

/s/ John E. Preschlack John E. Preschlack	Director	July 21, 2004

/s/ Howard E. Rose Howard E. Rose	Director	July 21, 2004

S-2

EXHIBIT INDEX

Exhibit No.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 33-77458)).

3.2	Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 No. 33-77458)).

4.1	Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed April 17, 2003).

4.2	Amendment No. 1 to Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2004).

4.3	Form of Stock Option Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(E) to the Registrant’s Schedule TO-I filed June 7, 2004).

4.4	Form of Restricted Stock Unit Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(C) to the Registrant’s Schedule TO-I filed June 7, 2004).

4.5	Form of Restricted Stock Award Agreement under the Blyth, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit (d)(5)(D) to the Registrant’s Schedule TO-I filed June 7, 2004.)

5.1*	Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature pages).

*	Filed herewith.